EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 9, 2000, relating to the financial statements and financial statement schedules of Versata, Inc. (formerly Vision Software Tools, Inc.) and its subsidiaries, which appears in such registration statement. We also consent to the reference to us under the caption "Experts" and "Selected Financial Data" in such Registration Statement.

San Jose, California

February 28, 2000